Exhibit T3D1

IN THE GRAND COURT OF THE CAYMAN ISLANDS

FINANCIAL SERVICES DIVISION

FSD CAUSE NO. 0037 of 2016 (RMJ)

IN THE MATTER OF THE COMPANIES LAW (2013 REVISION)

AND IN THE MATTER OF KAISA GROUP HOLDINGS LTD.
ORDER

UPON THE PETITION of Kaisa Group Holdings Ltd. (the Company) presented on 24 March 2016

AND UPON HEARING Leading Counsel for the Company

AND UPON READING the First Affirmation of Kwok Ying Shing affirmed on 5 April 2016, the First Affirmation of Dr Tam Lai Ling affirmed on 1 April 2016, the First Affidavit of Angela Somers sworn on 11 April 2016, the First Affidavit of Lewis Hunte QC sworn on 5 April 2016, the First Affirmation of Brandon Gale affirmed on 27 May 2016, the First Affidavit of Alexander Tek Chai Ridgers sworn on 2 June 2016, and the Second Affidavit of Alexander Tek Chai Ridgers sworn on 8 June 2016

AND UPON the Subsidiary Guarantors (as defined in the Scheme and a list of which can be found as Schedule 1 to this Order) and Subsidiary Guarantor Pledgors (as defined in the Scheme and a list of which can be found as Schedule 2 to this Order) undertaking through Leading Counsel to be bound by the terms of the Scheme (as defined below) to execute and do or procure to be executed and done all such documents, acts or things as may be necessary or desirable to be executed or done by them for the purposes of giving effect to the Scheme and to execute a Deed of Undertaking in the form appearing at Schedule 3 to the Scheme

IT IS HEREBY ORDERED AND DIRECTED THAT:

1.	The scheme of arrangement (the Scheme) between the Company and the Scheme Creditors (as defined in the Scheme) at Appendix 1 to the Chairman’s Report exhibited to the aforesaid First Affirmation of Brandon Gale as exhibit “BG-4” be sanctioned pursuant to section 86(2) of the Companies Law (2013 Revision).

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2.	The Company shall deliver a sealed copy of this Order to the Registrar of Companies for registration in respect of the Company pursuant to section 86(3) of the Companies Law (2013 Revision).

3.	Notice of this Order shall be given to Scheme Creditors (as defined in the Scheme) by the Company by:

(a)	By notice on the Scheme Website (www.lucid-is.com/kaisa);

(b)	By a corporate action notification through the Clearing Systems; and

(c)	By notice via electronic mail to each person who the Company believes may be a Scheme Creditor and for which the Company has a valid email address.

4.	When providing notice of this Order in accordance with paragraph 3 above, the Company shall provide a website link to enable the Scheme Creditors to access electronic copies of:

(a)	this Order; and

(b)	the Scheme.

DATED the 9th day of June 2016
FILED the 9th day of June 2016

The Honourable Mr Justice McMillan
JUDGE OF THE GRAND COURT

THIS ORDER was filed by Harney Westwood & Riegels, Attorneys-at-Law for the Petitioner, whose address for service is 4th Floor, Harbour Place, 103 South Church Street, PO Box 10240, Grand Cayman, Cayman Islands, KYI-1002.

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SCHEDULE 1

SUBSIDIARY GUARANTORS

1.	Chang Ye Investment Company Limited

2.	Da Hua Investment Company Limited

3.	Dong Chang Investment Company Limited

4.	Dong Sheng Investment Company Limited

5.	Guang Feng Investment Company Limited

6.	Heng Chang Investment Company Limited

7.	Jie Feng Investment Company Limited

8.	Jin Chang Investment Company Limited

9.	Rong Hui Investment Company Limited

10.	Rui Jing Investment Company Limited

11.	Tai He Xiang Investment Company Limited

12.	Xie Mao Investment Company Limited

13.	Ye Chang Investment Company Limited

14.	Zheng Zhong Tian Investment Company Limited

15.	Tai He Sheng Investment Company Limited

16.	Tai An Da Investment Company Limited

17.	Tai Chang Jian Investment Company Limited
18.	Tai Chong Fa Investment Company Limited
19.	Tai Chong Li Investment Company Limited
20.	Bakai Investments Limited
21.	Yifa Trading Limited
22.	Advance Guard Investments Limited
23.	Victor Select Limited
24.	Central Broad Limited

25.	Guo Cheng Investments Limited

26.	Ri Xiang Investments Limited

27.	Yin Jia Investments Limited

28.	Kaisa Investment Consulting Limited

29.	Cornwell Holdings (Hong Kong) Limited

30.	Goldenform Company Limited

31.	Hong Kong Jililong Industry Co., Limited

32.	Kaisa Holdings Limited

33.	Leisure Land Hotel Management (China) Limited

34.	Regal Silver Manufacturing Limited

35.	Success Take International Limited

36.	Woodland Height Holdings Limited

37.	Yi Qing Investment Company Limited

38.	Yong Rui Xiang Investment Company Limited

39.	Zhan Zheng Consulting Company Limited

40.	Kaisa Investment (China) Limited

41.	Wan Rui Fa Investment Company Limited

42.	Wan Rui Chang Investment Company Limited

43.	Wan Tai Chang Investment Company Limited

44.	Wan Jin Chang Investment Company Limited

45.	Multi-Shiner Limited

46.	Hong Kong Kaisa Industry Co., Limited

47.	Bakai Investments (Hong Kong) Limited

48.	Topway Asia Group Limited

49.	Kaisa Finance Holdings Limited

50.	Hong Kong Kaisa Trading Limited

51.	Hong Kong Wanyuchang Trading Limited

52.	Hong Kong Zhaoruijing Trading Limited

53.	Profit Victor Investments (Hong Kong) Limited

54.	Central Broad (Hong Kong) Investment Limited
55.	Guo Cheng (Hong Kong) Investment Limited
56.	Ri Xiang (Hong Kong) Investment Limited
57.	Yin Jia (Hong Kong) Investment Limited
58.	Jet Smart Global Development Limited
59.	Apex Walk Limited
60.	Vast Wave Limited
61.	Xian Zhang Limited

62.	Rich Tech Hong Kong Investment Limited

63.	Apex Walk (Hong Kong) Limited

64.	Vast Wave (Hong Kong) Limited

65.	Xian Zhang (Hong Kong) Limited

66.	Fulbright Financial Group (Enterprise) Limited

67.	Fulbright Financial Group (Development) Limited

68.	Fulbright Financial Group (Hong Kong) Limited

SCHEDULE 2

SUBSIDIARY GUARANTOR PLEDGORS

1.	Rui Jing Investment Company Limited

2.	Jie Feng Investment Company Limited

3.	Tai Chong Fa Investment Company Limited

4.	Tai Chong Li Investment Company Limited

5.	Jet Smart Global Development Limited

6.	Chang Ye Investment Company Limited

7.	Kaisa Holdings Limited

8.	Bakai Investments Limited

9.	Tai He Sheng Investment Company Limited

10.	Yifa Trading Limited

11.	Tai An Da Investment Company Limited

12.	Fulbright Financial Group (Enterprise) Limited

13.	Fulbright Financial Group (Development) Limited

14.	Tai Chang Jian Investment Company Limited

15.	Jin Chang Investment Company Limited

16.	Heng Chang Investment Company Limited

17.	Zheng Zhong Tian Investment Company Limited

18.	Da Hua Investment Company Limited
19.	Tai He Xiang Investment Company Limited
20.	Rong Hui Investment Company Limited
21.	Guang Feng Investment Company Limited
22.	Dong Chang Investment Company Limited
23.	Dong Sheng Investment Company Limited
24.	Xian Zhang Limited
25.	Vast Wave Limited
26.	Apex Walk Limited

27.	Central Broad Limited

28.	Guo Cheng Investments Limited

29.	Ri Xiang Investments Limited

30.	Yin Jia Investments Limited

31.	Ye Chang Investment Company Limited

32.	Xie Mao Investment Company Limited